EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-256062 and 333-266678), Forms S-3 (File Nos. 333-265538 and 333-266677) and Forms S-1 (File Nos. 333-262228 and 333-270668) of our report dated January 12, 2024, relating to the consolidated financial statements of EBET, Inc. as of September 30, 2023 and 2022 and to all references to our firm included in this Annual Report on

Form 10-K.

 /S BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

January 12, 2024